EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q4 2019 Results
HOUSTON, TX--(February 27, 2020) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended December 31, 2019.

–	Cash flows from operations of $16 million generated during Q4 and $52 million for full year 2019

–	Net debt reduced $11 million in Q4 and $27 million for full year 2019

–	High Specification Rigs posted highest rig hours of the year

–	Wireline bettered previous peak stage count

Consolidated Financial Highlights
Revenues decreased 4.6% to $80.2 million in Q4, from $84.1 million in Q3. Our Completion and Other Services segment saw declines, as well as Processing Solutions, however this was partially offset by increased revenues attributable to our High Specification Rigs segment.
Net loss decreased $0.8 million, from a loss of $0.9 million in Q3, to a loss of $0.1 million in Q4. The decrease in net loss was impacted by the combination of lower cost of services and depreciation expense, a non-cash income tax provision and lower interest expense.
Adjusted EBITDA1 decreased 7% to $11.4 million, from $12.2 million in Q3.
CEO Comments
“As we close out 2019, I would like to reflect on the strategic focus Ranger laid out early last year. Our primary focus entering 2019 was cash flow generation and using that cash to further pay down the modest level of debt carried on our balance sheet. Operationally, we were seeking to drive efficiencies from the wellhead to our back-office systems and process. At the same time, driving to broaden our customer base by increasing our exposure to existing and new top-tier customers. I'm very proud of our team as they delivered on each of these initiatives throughout the year, which resulted in strong, stable performance in spite of market conditions.
Fourth quarter results continued to reflect 2019’s successes. We saw another quarter of solid cash flow, debt pay down and operational performance.
For the quarter, we produced $16 million of cash flow from operations and reduced net debt by nearly $11 million.

1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

High-grading our High Spec Rig customer base continued. During the quarter, we deployed six additional rigs to satisfy contract wins and other new rig demand opportunities. These rig additions and associated rig hours more than offset the normal seasonal rig hour declines, resulting in our highest quarterly rig hours of the year.
Our Wireline business continues to gain market share. Stage count saw a slight increase against an industry-wide completions activity drop of more than 20%. However, continued pricing pressure more than offset the stage count increase netting to an 8% drop in revenue. The impact to margins was offset, again this quarter, by continued vigilance on labor and input costs and our ongoing highly efficient operations.
Last quarter, our Completion and Other Services segment saw some under-performance in a specific line of business. We noted last call that, during Q3, we completed a full restructuring of this service offering to better align our cost structure with the near-term expected revenue stream. This effort had a positive impact to the segment's results.
While our Processing Solutions segment has historically seen limited performance volatility, this quarter was an exception. MRU’s coming off contract during the quarter were not quickly rolled-over or redeployed. For Q4, revenue was down 32% sequentially. While this under-performance is likely to impact Q1 as well, we are expecting this trend to reverse itself and look forward to a return to historic performance levels later in the first half of 2020.
We expect to continue to generate significant cash flow throughout the year, likely necessitating some capital allocation decisions. Given limited growth capex and a modest current debt level, there is likely to be material excess cash to deploy. We’re planning a balanced capital allocation program but have yet to finalize the specifics with our Board.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased 7%, or $2.3 million, to $34.8 million in Q4 from $32.5 million in Q3. The increase was driven by an increase in hourly rig rates, which increased by 3%, or $15, to $534 from $519 in Q3. Additionally, total rig hours increased 3% to approximately 64,400 hours in Q4 from 62,400 in Q3.
Operating loss decreased by $2.3 million to income of $0.2 million in Q4 from a loss of $2.1 million in Q3. Adjusted EBITDA increased 64%, or $2.1 million, to $5.4 million in Q4 from $3.3 million in Q3. The increase in Adjusted EBITDA was attributable to the increase in revenue partially offset by an increase in cost of services, while the operating loss decline was further enhanced by a decrease in depreciation expense.
Completion and Other Services
Completion and Other Services segment revenue decreased 9%, or $4.2 million, to $41.1 million in Q4 from $45.3 million in Q3 2019. The reduction in revenue for the quarter reflected seasonally lower activity in our non-wireline business lines and ongoing pricing pressure in the Wireline business.
Operating income decreased $1.0 million to $6.8 million in Q4 from $7.8 million in Q3. Adjusted EBITDA decreased 10%, or $1.1 million, to $9.6 million in Q4 from $10.7 million in Q3. The decrease in operating income and Adjusted EBITDA was driven by the segment's overall revenue decline, partially offset by reductions in cost of sales.

Processing Solutions
Processing Solutions revenue decreased 32% or $2.0 million, to $4.3 million in Q4 from $6.3 million in Q3 2019.
Operating income decreased $1.5 million to $1.4 million in Q4 from $2.9 million in Q3. Adjusted EBITDA decreased 43%, or $1.5 million, to $2.0 million in Q4 from $3.5 million in Q3. The decrease in operating income and Adjusted EBITDA is attributable to a decrease in MRU revenue, partially offset by a decrease in cost of services.
Liquidity
We ended the quarter with $27.4 million of liquidity, consisting of $20.5 million of capacity available on our revolving credit facility and $6.9 million of cash. The Q4 cash ending balance of $6.9 million compares to $8.0 million at the end of Q3 2019.
Debt
We ended Q4 with aggregate debt of $43.5 million, compared to $54.0 million at the end of Q3.
We had an outstanding draw on our revolving credit facility of $10.0 million at the end of Q4, compared to $18.0 million at the end of Q3. During the quarter, we made payments of $11.7 million on the principal credit facility balance, partially offset by $1.2 million of borrowings.
We had an outstanding balance on our Encina Financing Agreement of $30.2 million at the end of Q3 and we made aggregate payments of $2.5 million during Q4, leaving a principal balance of $27.7 million at the end of Q4.
Working Capital
Our Q4 2019 working capital decreased $6 million to $3.6 million from $9.6 million at the end of Q3 2019.
Capital Expenditures
Capital expenditures recorded during the quarter were $3.6 million. High Specification Rigs segment incurred $1.9 million of capital expenditures on ancillary equipment related to our new and existing integrated customer contracts. Maintenance capital expense for the quarter was $1.6 million.
Also, across all segments, $0.4 million of leased vehicles were added during the quarter.
Conference Call
The Company will host a conference call to discuss its Q4 2019 results on February 28, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United

States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10137238. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides Completion and Other Services, which provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start‑up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	December 31, 2019	September 30, 2019
Revenues
High specification rigs	$34.8	$32.5
Completion and other services	41.1	45.3
Processing solutions	4.3	6.3
Total revenues	80.2	84.1

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	29.4	29.3
Completion and other services	31.5	34.6
Processing solutions	2.3	2.8
Total cost of services	63.2	66.7
General and administrative	6.5	6.7
Depreciation and amortization	8.9	9.1
Total operating expenses	78.6	82.5

Operating income	1.6	1.6

Other expenses
Interest expense, net	1.2	1.4
Total other expenses	1.2	1.4

Income before income tax expense	0.4	0.2
Tax expense	0.5	1.1
Net loss	(0.1)	(0.9)
Less: Net loss attributable to non-controlling interests	—	(0.4)
Net loss attributable to Ranger Energy Services, Inc.	$(0.1)	$(0.5)

Loss per common share
Basic	$(0.01)	$(0.06)
Diluted	$(0.01)	$(0.06)
Weighted average common shares outstanding
Basic	8,761,291	8,769,389
Diluted	8,761,291	8,769,389

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$6.9	$2.6
Accounts receivable, net	41.5	45.4
Contract assets	1.2	3.1
Inventory	3.8	4.9
Prepaid expenses	5.3	5.1
Total current assets	58.7	61.1

Property and equipment, net	218.9	229.8
Intangible assets, net	9.3	10.0
Operating lease right-of-use assets	6.5	—
Other assets	0.1	1.6
Total assets	$293.5	$302.5

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	13.8	17.2
Accrued expenses	18.4	18.5
Finance lease obligations, current portion	5.1	4.4
Long-term debt, current portion	15.8	15.8
Other current liabilities	2.0	3.0
Total current liabilities	55.1	58.9

Operating lease right-of-use obligations	4.5	—
Finance lease obligations	3.6	6.6
Long-term debt, net	26.6	44.7
Other long-term liabilities	0.7	0.3
Total liabilities	$90.5	$110.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2019 and 2018	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,839,788 shares issued and 8,725,851 shares outstanding as of December 31, 2019 and 8,448,527 shares issued and outstanding as of December 31, 2018	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of December 31, 2019 and 2018	0.1	0.1
Less: Class A Common Stock held in treasury, at cost (113,937 shares)	(0.7)	—
Accumulated deficit	(8.1)	(9.9)
Additional paid-in capital	121.8	111.6
Total controlling interest stockholders' equity	113.2	101.9
Non-controlling interest	89.8	90.1
Total stockholders' equity	203.0	192.0
Total liabilities and stockholders' equity	$293.5	$302.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Year Ended
December 31, 2019
Cash Flows from Operating Activities
Net income	$4.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34.8
Equity based compensation	3.3
Other costs, net	0.9
Changes in operating assets and liabilities, net of the acquisition
Accounts receivable	5.2
Contract assets	1.9
Inventory	1.1
Prepaid expenses	(0.2)
Other assets	0.8
Accounts payable	(1.1)
Accrued expenses	0.5
Other long-term liabilities	0.3
Net cash provided by operating activities	51.9

Cash Flows from Investing Activities
Purchase of property and equipment	(24.2)
Proceeds from disposal of property and equipment	0.8
Net cash used in investing activities	(23.4)

Cash Flows from Financing Activities
Borrowings under line of credit facility	26.7
Principal payments on Credit Facility	(35.2)
Principal payments on Encina Master Financing Agreement	(9.8)
Principal payments on financing lease obligations	(4.8)
Repurchase of Class A Common Stock	(0.7)
Shares withheld on equity transactions	(0.4)
Net cash used in financing activities	(24.2)

Increase in Cash and Cash equivalents	4.3
Cash and Cash Equivalents, Beginning of Year	2.6
Cash and Cash Equivalents, End of Year	$6.9

Supplemental Cash Flows Information
Interest paid	$4.5
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$(2.9)
Fixed asset additions through financing leases	$2.4
Initial operating lease right of use assets additions	$(8.3)
Issuance of Class A Common Stock to related party	$3.0

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income to Adjusted EBITDA for the three months ended December 31, 2019 and September 30, 2019, in millions:

	Three Months Ended December 31, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$0.2	$6.8	$1.4	$(8.5)	$(0.1)
Interest expense	—	—	—	1.2	1.2
Tax expense	—	—	—	0.5	0.5
Depreciation and amortization	5.2	2.8	0.6	0.3	8.9
EBITDA	5.4	9.6	2.0	(6.5)	10.5

Equity based compensation	—	—	—	0.9	0.9
Severance costs	—	—	—	—	—
Loss on disposal of property and equipment	—	—	—	—	—
Adjusted EBITDA	$5.4	$9.6	$2.0	$(5.6)	$11.4

	Three Months Ended September 30, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.1)	$7.8	$2.9	$(9.5)	$(0.9)
Interest expense	—	—	—	1.4	1.4
Tax expense	—	—	—	1.1	1.1
Depreciation and amortization	5.3	2.9	0.6	0.3	9.1
EBITDA	3.2	10.7	3.5	(6.7)	10.7

Equity based compensation	—	—	—	0.9	0.9
Severance costs	0.1	—	—	—	0.1
Loss on disposal of property and equipment	—	—	—	0.5	0.5
Adjusted EBITDA	$3.3	$10.7	$3.5	$(5.3)	$12.2